                                                           Exhibit No. EX-99.j.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus and  "Independent  Registered  Public  Accounting
Firm",  "Arrangements to Disclose  Portfolio  Holdings to Service  Providers and
Fiduciaries"  and "Financial  Statements  and Reports of Independent  Registered
Public  Accounting  Firm" in the Statement of Additional  Information and to the
incorporation  by  reference  of our  report  dated  August  16,  2005  in  this
Registration Statement (Form N-1A Nos. 33-47287 and 811-06637) of The UBS Funds.

                                                     Ernst & Young LLP

New York, New York
February 27, 2005